Exhibit 1.1
FORM OF DISTRIBUTION AGREEMENT
NORTHEND INCOME PROPERTY TRUST INC.

Up to $2,250,000,000 in Shares of Common Stock, $0.01 par value per share
[____________], 2008
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     NorthEnd Income Property Trust Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Offering”) a maximum of $2,250,000,000 in shares of its common stock, $0.01 par value per share (the “Common Stock”), of which amount: (a) up to $2,000,000,000 in shares of Common Stock are being offered to the public pursuant to the Company’s primary offering (the “Primary Shares”); and (b) up to $250,000,000 in shares of Common Stock are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares” and, together with the Primary Shares, the “Offered Shares”). The Primary Shares are to be issued and sold to the public on a “best efforts” basis through you (the “Distributor”) as the distributor and the broker-dealers participating in the Offering (the “Participating Dealers”) at a purchase price equal to the sum of: (i) the Company’s net asset value (“NAV”) per share on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined), with the Company’s NAV per share being $10.00 on the first day of the Offering, plus (ii) applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined), with the Company’s NAV per share being $10.00 on the first day of the Offering.
     The Company is the sole general partner of NorthEnd Operating Partnership LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). The Company and the Operating Partnership hereby jointly and severally agree with you, the Distributor, as follows:
1. Representations and Warranties of the Company and the Operating Partnership.
     The Company and the Operating Partnership hereby jointly and severally represent and warrant to the Distributor and each Participating Dealer with whom the Distributor has entered into or will enter into a Participating Dealer Agreement (the “Participating Dealer Agreement”) substantially in the form attached as Exhibit A to this Agreement that, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 5.1 below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates):
     1.1 Compliance with Registration Requirements. A registration statement on Form S-11 (File No. 333- [___]), including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the Commission on [___], 2008. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.
     The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Distributor or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.
     1.2 Good Standing of the Company and the Operating Partnership. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.
     The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; as of the date hereof the Company is the sole general partner of the Operating Partnership; this Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.
     Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Operating Partnership taken as a whole (a “Material Adverse Effect”).
     1.3 Authorization and Description of Securities. The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Capital Stock.” All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the date hereof, the Operating Partnership has not issued any security or other equity interest other than partnership interests (“Interests”) as set forth in the Prospectus, and none of such outstanding Interests has been issued in violation of any preemptive right, and all of such Interests have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.
     1.4 Absence of Defaults and Conflicts. The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its charter or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

     The Operating Partnership is not in violation of its certificate of limited partnership or its limited partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a default under: (a) its certificate of limited partnership or limited partnership agreement; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Operating Partnership; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.
     1.5 REIT Compliance. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, will enable it to meet the requirements for taxation as a REIT under the Code. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.
     1.6 No Operation as an Investment Company. The Company is not, will not become by virtue of the transactions contemplated by this Agreement and the application of the net proceeds therefrom, and does not intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940.
     1.7 Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or in connection with the issuance and sale by the Company of the Offered Shares, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.
     1.8 Absence of Proceedings. Unless otherwise described in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.
     1.9 Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission. No other financial statements or schedules are required by Form S-11 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.
     1.10 Independent Accountants. Deloitte & Touche LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.
     1.11 No Material Adverse Change in Business. Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company or the Operating Partnership, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company or the Operating Partnership which could reasonably be seen as having a Material Adverse Effect.
     1.12 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Company or the Operating Partnership is a party which are described in the Registration Statement and the Prospectus have been duly authorized, executed and delivered by the Company and/or the Operating Partnership, as applicable, and are valid and enforceable in all material respects by the Company and/or the Operating Partnership, as applicable, except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and except as rights to indemnification and contribution thereunder may be limited by federal or state laws, and, to the best of the Company’s and the Operating Partnership’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect. Each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act, and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).
     1.13 Reporting and Accounting Controls. Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership. The Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, neither the Company nor the Operating Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Operating Partnership, as the case may be, or received or retained any funds, and no funds of the Company, or the

Operating Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership.
     1.14 Material Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.
     1.15 Possession of Licenses and Permits. The Company possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect; the Company is in compliance with the terms and condition of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     1.16 Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.
     1.17 Possession of Intellectual Property. The Company and the Operating Partnership own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and the Operating Partnership, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect. Unless otherwise disclosed in the Prospectus, neither the Company nor the Operating Partnership has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and/or the Operating

Partnership therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     1.18 Advertising and Sales Materials. All advertising and supplemental sales literature prepared or approved by the Company or NorthEnd Realty Advisors LLC, a Delaware limited liability company that serves as the Company’s advisor pursuant to the terms of an advisory agreement (the “Advisor”), whether designated solely for “broker-dealer use only” or otherwise, to be used or delivered by the Company, the Advisor or the Distributor in connection with the Offering (the “Authorized Sales Materials”) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading. Furthermore, all such Authorized Sales Materials will have received all required regulatory approval, which may include but is not limited to, the Commission and state securities agencies, as applicable, prior to use, except where the failure to obtain such approval would not, individually or in the aggregate, have a Material Adverse Effect.
     1.19 Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).
     1.20 Good and Marketable Title to Assets. Except as otherwise disclosed in the Prospectus:
          (a) the Company and its Subsidiaries have good and insurable or good, valid and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any Subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such Subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (b) there are no liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
          (c) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as a lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its Subsidiaries considered as one enterprise;
          (d) to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries has access to public rights of way, either directly or though insured easements, except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (e) to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (f) to the knowledge of the Company, each of the properties of the Company or any of its Subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (g) all of the leases under which the Company or any of its Subsidiaries hold or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect, and neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (h) to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its Subsidiaries, except such proceedings or actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
          (i) neither the Company nor any of its Subsidiaries nor any lessee of any of the real property improvements of the Company or any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     1.21 Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its Subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below) and is in violation of applicable Environmental Laws (as defined below) other than such violation which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, nor any of its Subsidiaries has caused or allowed to occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could result in any violation of any applicable Environmental Laws except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling for any work, repairs, construction, alterations, removal or remedial action or installation by the Company or any of its Subsidiaries on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials or mold in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any information which may serve as the basis for any such notice that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its Subsidiaries has caused or allowed to occur any environmental condition on any of the properties or improvements of the Company or any of its Subsidiaries that could reasonably be expected to give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, could not have a Material Adverse Effect; and (v) to the Company’s knowledge, no real property or improvements owned or leased by the Company or any of its Subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant in, at, from, or about the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.
     1.22 Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities of the Company or the Operating Partnership registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.
     1.23 Taxes. The Company and the Operating Partnership, and each of their respective affiliates and Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.
     1.24 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Distributor or approved by the Company for use by the Distributor and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

2. Covenants of the Company and the Operating Partnership.
     The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Distributor that:
     2.1 Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Distributor (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Distributor and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time. In case the Distributor is required to deliver a Prospectus in connection with sales of any of the Primary Shares at any time nine months or more after the Effective Date, upon the Distributor’s request, the Company will, at its expense, prepare and deliver to the Distributor as many copies as the Distributor may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
     2.2 Use of Sales Materials. In addition to and apart from the Prospectus, the Company intends to use Authorized Sales Materials prepared by the Company or the Advisor, which materials are generally described in the Prospectus. In the event that the Company uses printed materials in connection with the Offering prepared by the Company or the Advisor intended for “broker-dealer use only,” the Distributor shall use such “broker-dealer use only” materials in accordance with Section 4.11 below.
     2.3 Delivery of Registration Statement, Prospectus and Sales Materials. The Company will, at no expense to the Distributor, furnish the Distributor with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Distributor may reasonably request. The Company will similarly furnish to the Distributor and others designated by the Distributor as many copies as the Distributor may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.
     2.4 Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Distributor shall have provided the Company with any information required for such filings or reports that is in the Distributor’s possession. The Company will furnish to the Distributor a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions. The Company will notify the Distributor promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.
     2.5 Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     2.6 Continued Compliance with Securities Laws. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Distributor thereof (unless the information shall have been received from the Distributor) and the Distributor and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.12 hereof until such time as the Company, in its sole discretion (a) instructs the Distributor to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act.
     2.7 Reporting Requests. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
     2.8 No Manipulation of Market for Securities. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.
     2.9 Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.
     2.10 Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.
3. Payment of Expenses and Fees.
     3.1 Company Expenses. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Distributor and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel, and the personnel of any sub-advisor designated by the Advisor and acting on behalf of the Company, in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Advisor for, the costs and expenses described in this Section 3.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2810 (including the Company expenses paid or reimbursed pursuant to this Section 3.1, all items of underwriting compensation including Distributor expenses described in Section 3.2 and due diligence expenses described in Section 3.3) to exceed 15.0% of the gross proceeds from the sale of the Primary Shares.
     3.2 Distributor Expenses. In addition to payment of the Company expenses, the Company shall reimburse the Distributor as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Distributor, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the Primary Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.
     3.3 Due Diligence Expenses. In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Distributor for reasonable bona fide due diligence expenses incurred by the Distributor or any Participating Dealer; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of all Company expenses described in Section 3.1, all underwriting compensation paid to the Distributor and any Participating Dealer and the due diligence expenses paid pursuant to this Section 3.3 to exceed 15.0% of the gross proceeds from the sale of the Primary Shares. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Distributor or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Distributor or any Participating Dealer shall provide a detailed and itemized invoice to the Company for any such due diligence expenses.
4. Representations, Warranties and Covenants of the Distributor.
     The Distributor hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership, as of the date hereof and at all times during the Offering Period (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Distributor only makes such representations and warranties as of such date or dates) as follows:
     4.1 Compliance with Applicable Laws, Rules and Regulations. The Distributor represents to the Company that (i) it is a member of FINRA in good standing, and (ii) it and its employees and representatives who will perform services hereunder have all required licenses and registrations to act under this Agreement. With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Distributor agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and FINRA Conduct Rules, specifically including, but not in any way limited to, Conduct Rules 2340, 2420, 2730, 2740, 2750 and 2810 therein.
     4.2 AML Compliance. The Distributor Represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Distributor further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Distributor hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.
     4.3 Accuracy of Information. The Distributor represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Distributor in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     4.4 Suitability. The Distributor will offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company that the Primary Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Primary Shares for sale in any respective jurisdiction (or the exemption therefrom), the Distributor represents, warrants and covenants that it will not offer Primary Shares and will not permit any of its registered representatives to offer Primary Shares in any jurisdiction unless both the Distributor and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Primary Shares, the Distributor will comply with the provisions of the FINRA Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).
     The Distributor further represents, warrants and covenants that neither the Distributor, nor any person associated with the Distributor, shall offer or sell Primary Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (1) applicable provisions of the Prospectus; (2) applicable laws of the jurisdiction of which such investor is a resident; (3) applicable FINRA Conduct Rules; and (4) the provisions of Section III.C. of the NASAA REIT Guidelines. The Distributor agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, the Distributor, or a person associated with the

Distributor, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Distributor, or person associated with the Distributor, that (A) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and potential lack of liquidity of such investment, and (C) an investment in Primary Shares is otherwise suitable for such investor. The Distributor further represents, warrants and covenants that the Distributor, or a person associated with the Distributor, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with the Distributor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Distributor agrees to retain such documents and records in the Distributor’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section 4.5 below and to make such documents and records available to (i) the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Distributor’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Distributor shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of the Distributor’s customer and such customer’s completed and executed Eligibility Form (as defined in Section 6 herein).
     4.5 Recordkeeping. The Distributor agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Distributor further agrees to keep such records with respect to each customer who purchases Primary Shares, the customer’s suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.
     4.6 Customer Information. The Distributor shall:
          (a) abide by and comply with (i) the privacy standards and requirements of the GLB Act; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;
          (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and
          (c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

     4.7 Resale of Offered Shares. The Distributor agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Distributor agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.
     4.8 Blue Sky Compliance. The Distributor shall cause the Primary Shares to be offered and sold only in the Qualified Jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or foreign jurisdictions.
     4.9 Distribution of Prospectuses. The Distributor is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.
     4.10 Authorized Sales Materials. The Distributor shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials.
     4.11 Materials for Broker-Dealer Use Only. The Distributor represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales of the Offered Shares.
     4.12 Suspension or Termination of Offering. The Distributor agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Primary Shares upon request of the Company at any time and to resume offering and sale of the Primary Shares upon subsequent request of the Company.
5. Sale of Primary Shares.
     5.1 Exclusive Appointment of Distributor. The Company hereby appoints the Distributor as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit, and to cause Participating Dealers to solicit, purchasers of the Primary Shares at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Distributor agrees to use its best efforts to procure purchasers of the Primary Shares during the Offering Period. The Primary Shares offered and sold through the Distributor under this Agreement shall be offered and sold only by the Distributor and, at the Distributor’s sole option, by any Participating Dealers whom the Distributor may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer. The Distributor hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Primary Shares on said terms and conditions.
     5.2 Compensation.
          (a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, the Company will pay to the Distributor selling commissions in the amount of 2.5% of the NAV per share amount of each sale of the Primary Shares. The selling commissions payable to the Distributor will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of

Primary Shares. The Company will not pay to the Distributor any selling commissions in respect of the purchase of any DRIP Shares.
          (b) Distribution Fee. The Company will pay to the Distributor a monthly asset-based distribution fee equal to (i) the number of Primary Shares which are outstanding as of the last day of each month (a “Month End”) that were issued at least 13 months prior to such Month End, multiplied by (ii) 1/12th of 0.35% of the Company’s average NAV per share during each month (the “Distribution Fee”). The Company will pay the Distribution Fee to the Distributor not later than 15 calendar days after month end; provided, however, that the Distributor will not be entitled to receive Distribution Fees after the earlier of: (i) the date on which the aggregate selling commissions, Distribution Fees and all other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Distributor and all Participating Dealers (excluding an additional 0.5% maximum for reimbursement of bona fide due diligence expenses incurred by the Distributor and the Participating Dealers) exceeds 10.0% of the gross proceeds raised from the sale of Primary Shares in the Offering, and (ii) the thirty-year anniversary of the commencement of the Offering. The Company will not pay to the Distributor any Distribution Fee in respect of any DRIP Shares.
     5.3 Obligations to Participating Dealers. Selling commissions and Distribution Fees received by the Distributor may be reallowed in whole or in part to the Participating Dealer who sold the Primary Shares giving rise to such commissions and Distribution Fees, if any, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions or any reallowance of the Distribution Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Distributor for payment of commissions or any reallowance of the Distribution Fee to Participating Dealers. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Distributor by making direct payment of commissions or reallowance of the Distribution Fee to such Participating Dealers without incurring any liability therefor.
6. Submission of Orders.
     Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute an eligibility form provided by the Company to the Distributor and each Participating Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Distributor or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed and executed Eligibility Form together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) payable to “NorthEnd Income Property Trust Inc.” in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Purchase orders received by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share calculated at the end of the next business day in accordance with the procedures described in the Prospectus. A purchaser will be contractually obligated to purchase Primary Shares in the aggregate dollar amount of the purchaser’s order as of the close of business on the date the order is received by the Company but will have the right to rescind the sale if the purchaser or the purchaser’s financial advisor notifies the Company or the Distributor in writing of the cancellation of such order prior to the close of business on the fifth business day after the date the order is received by the Company. In accordance with state securities regulations, orders will not be executed before the fifth business day following the date the order is received by the Company. If the Processing Broker-Dealer receives an Eligibility Form or instrument of payment not conforming to the foregoing instructions, the Processing Broker-Dealer shall return such Eligibility Form and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Processing Broker-Dealer. Eligibility Forms and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
          (a) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Eligibility Forms and instruments of payment to the Company or to such other account or agent as directed by the Company; and
          (b) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Eligibility Forms and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment to the Company or to such other account or agent as directed by the Company.
     Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver an Eligibility Form and instrument of payment for such account directly to the Company. The Processing Broker-Dealer shall furnish to the Company with each delivery of Eligibility Forms and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares purchased.
7. Indemnification.
     7.1 Indemnified Parties Defined. For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
     7.2 Indemnification of the Distributor and Participating Dealers. The Company and the Operating Partnership, jointly and severally, will indemnify, defend (subject to Section 7.6) and hold harmless the Distributor and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or the Distributor, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Company and the Operating Partnership will reimburse each Participating Dealer or the Distributor, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Distributor, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company or the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Distributor or (y) to the Company, the Operating Partnership or the Distributor by or on behalf of any Participating Dealer expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.
     Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Dealer or the Distributor, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
     7.3 Distributor Indemnification of the Company and the Operating Partnership. The Distributor will indemnify, defend and hold harmless the Company and the Operating Partnership, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Distributor, any material breach of a covenant contained herein by the Distributor, or any material failure by the Distributor to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Distributor not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Distributor, or (e) any untrue statement made by the Distributor or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Distributor of this Agreement, or (g) any failure by the Distributor to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Distributor to comply with applicable FINRA or Exchange Act Regulations. The Distributor will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.
     7.4 Participating Dealer Indemnification of the Company and the Operating Partnership. By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Distributor, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Distributor, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.
     7.5 Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought to the extent that the indemnifying party is materially prejudiced by such omission, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
     7.6 Reimbursement of Fees and Expenses. An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:
          (a) In the case of the Company and/or the Operating Partnership indemnifying the Distributor, the advancement of Company funds to the Distributor for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(iii) the Distributor undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Distributor is found not to be entitled to indemnification.
          (b) In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
8. Contribution.
     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the Distributor and the Participating Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, the Distributor and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership, the Distributor and the Participating Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses) received by the Company, and the total selling commissions and Distribution Fees received by the Distributor and the Participating Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Primary Shares as set forth on such cover.
     The relative fault of the Company and the Operating Partnership, the Distributor and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Distributor or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership, the Distributor and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 8, the Distributor and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares distributed to the public by them exceeds the amount of any damages which the Distributor and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
     No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.
     For the purposes of this Section 8, the Distributor’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Distributor, and each of the officers, directors, employees, members, partners, agents and representatives of the Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively. The Participating Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Primary Shares sold by each Participating Dealer and not joint.
9. Survival of Provisions.
     The respective agreements, representations and warranties of the Company, the Operating Partnership, and the Distributor set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Distributor or any Participating Dealer or any person controlling the Distributor or any Participating Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 12, 13, 14 and 16, all of which will survive the termination of this Agreement.
10. Applicable Law; Venue.
     This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 10. Venue for any action brought hereunder shall lie exclusively in New York, New York.

11. Counterparts.
     This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
12. Entire Agreement.
     This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.
13. Successors and Amendment.
     13.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Distributor and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
     13.2 Assignment. Neither the Company or Operating Partnership, nor the Distributor may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Distributor, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.
     13.3 Amendment. This Agreement may be amended only by the written agreement of the Distributor, the Company and the Operating Partnership.
14. Term and Termination.
     14.1 Termination; General. This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party in accordance with Section 16 below. In any case, this Agreement shall expire at the close of business on the Termination Date.
     14.2 Distributor Obligations Upon Termination. The Distributor, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company for the deposit of investor funds, (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Distributor has initiated oral or written discussions regarding the Offering, and (d) notify Participating Dealers of such termination. The Distributor, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Distributor shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.
     14.3 Company Obligations Upon Termination. Upon expiration or termination of this Agreement, the Company shall pay to the Distributor all compensation to which the Distributor is or becomes entitled under Section 5 at such time as such compensation becomes payable.

15. Confirmation.
     The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Distributor.
16. Notices.
     Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	NorthEnd Income Property Trust Inc. 4 World Financial Center New York, New York 10080 Attention: President

If to the Operating Partnership:	NorthEnd Operating Partnership LP c/o NorthEnd Income Property Trust Inc., General Partner 4 World Financial Center New York, New York 10080 Attention: President

If to the Distributor:	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080 Attention: President
     Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.
[SIGNATURES ON FOLLOWING PAGE]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.
Very truly yours,
“COMPANY”
NORTHEND INCOME PROPERTY TRUST INC.

By:
Douglas W. Sesler
Chief Executive Officer

“OPERATING PARTNERSHIP”
NORTHEND OPERATING PARTNERSHIP LP
By: NorthEnd Income Property Trust Inc.
       its General Partner

By:
Douglas W. Sesler
Chief Executive Officer

Accepted and agreed as of the date first above written:
“DISTRIBUTOR”
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:

Title:

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